SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                  FORM 8-K


            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
               OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):      October 14, 2002
                                                    _____________________


Exact Name of Registrant as
  Specified in Its Charter:    SMTEK INTERNATIONAL, INC.
                             ___________________________________


          DELAWARE                      1-8101                33-0213512
 _____________________________        ____________           _____________
State or Other Jurisdiction of        Commission            I.R.S. Employer
Incorporation or Organization        File Number          Identification No.



Address of Principal Executive Offices:        200 Science Drive
                                               Moorpark, CA 93021
                                             _________________________

Registrant's Telephone Number, Including
 Area Code:                                    (805) 532-2800
                                             _________________________

Former Name or Former Address,
 if Changed Since Last Report:                  Not Applicable
                                             _________________________




Item 4.  Changes in Registrant's Certifying Accountant.

     On October 14, 2002, the Board of Directors and the Audit Committee of SMTEK International, Inc. (the "Company," "Registrant," "we," "us," or "our") dismissed KPMG LLP as our principal independent auditors and engaged PricewaterhouseCoopers LLP as our principal independent auditors.

     The report of KPMG LLP for the fiscal years ended June 30, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended June 30, 2002 and 2001, and the interim period from July 1, 2002 through October 14, 2002, there were no disagreements between us and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

     During the fiscal years ended June 30, 2002 and 2001, and the interim period from July 1, 2002 through October 14, 2002, we did not consult with PricewaterhouseCoopers LLP on (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or
(ii) the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions, or a reportable event, as described in Item 304(a)(1)(v) of Regulation S-K.

     A letter from KPMG LLP is attached as Exhibit 16.1 to this Form 8-K.


Item 7.  Financial Statements and Exhibits.

(c)  Exhibits.

16.1  Letter from KPMG LLP dated October 21, 2002.



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        SMTEK INTERNATIONAL, INC.

       October 21, 2002                  /s/ Kirk A. Waldron
_________________________________        _________________________________
           Date                          Kirk A. Waldron
                                         Senior Vice President
                                         Chief Financial Officer